THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE
               UPON THE EXERCISE OF THIS WARRANT ARE TRANSFERABLE
               ONLY IN ACCORDANCE WITH PARAGRAPH H AND I, HEREOF.

                Void after 5:00 P.M., New York Time, on__________

                               Warrant to Purchase
                                __________ Shares
                                 of Common Stock

                        WARRANT TO PURCHASE COMMON STOCK

This is to Certify That, FOR VALUE RECEIVED, __________ (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Q-Med, Inc., a Delaware corporation (the "Company"), an aggregate of __________ shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share (Common Stock) at a price equal to the average market price for the ten days ending November 30, 1998, as certified by the CFO of the Company (the "Initial Exercise Price") per share (or such other price computed by applying all adjustments made on or before __________, in accordance with Section F. hereof, to _________ as if it had been the initial Exercise Price per share hereunder) at any time on or after ____________ until 5:00 P.M. New York Time, on ________. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

A. EXERCISE OF WARRANT. Subject to the following conditions precedent and the provisions of Section H. hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after ____________, and before 5:00 P.M. New York Time on __________, or, if either such day is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at any office maintained by it in Laurence Harbor, New Jersey, or at the office of its Warrant Agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the Warrant Agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificate representing such shares of Common Stock shall not then be actually delivered to the Holder.

B. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance of delivery upon exercise of this Warrant.

C. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall issue to the Holder the next whole share.

D. EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the company or at the office of the Warrant Agent for other Warrants of different denominations entitling the holder thereof to purchase in aggregate the same number of shares of Common Stock purchasable hereunder. The term Warrant as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

E. RIGHTS OF THE HOLDER. The Holder shall not, by virtue here of, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F.   STOCK   DIVIDENDS,    RECLASSIFICATION,    REORGANIZATION,    ANTI-DILUTION
     PROVISIONS,   ETC.  This  Warrant  is  subject  to  the  following  further provisions:

     1. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

     2. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock, par value $.001 per share, into stock with a different par value or by changing its outstanding Common Stock with par value to stock without par, the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term successor corporation in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, the holder of this Warrant shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the holder of this Warrant might have purchased immediately prior to such recapitalization or consolidation, merger or conveyance.

     3. Upon the occurrence of each event requiring an adjustment of the Exercise Price and of the number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section F., the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section F. and shall prepare a certificate setting forth such adjusted Exercise Price and the adjusted number of Warrant Shares and showing in detail the facts upon which such conclusions are based. The Company shall mail forthwith to each holder of this Warrant a copy of such certificate, and thereafter said certificate shall be conclusive and shall be binding upon such holder unless contested by such holder by written notice to the Company within thirty (30) days after receipt of the certificate by such holder.

     4.   In case:

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to without limitation, any spin-off, split-off or distribution of the Company's assets; or

          (b) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

          (c) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then, and in any such case, the Company shall mail to the Holder, at least twenty (20) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend or distribution of rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend on distribution of rights, or shall be entitled to exchange their shares of Common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the holder of this Warrant to participate in said dividend, distribution of rights, or any such exchange and acquire the kind and amount of cash, securities or other property as the Holder would have been entitled to acquire if it was the record holder of the Warrant Shares which could be obtained upon the exercise of the Warrants immediately before such proceeding or transaction; provided that, the Holder exercises the Warrants within 30 days after discovery that such action or proceeding has taken place.

     5. In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

G. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary at its principal office and with the Warrant agent, an officer's certificate showing the adjusted Exercise Price determined as therein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, the consideration for such shares, determined as such Section F. provided, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the holder.

H. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. Neither this Warrant, the Warrant Shares, nor any other security issued or issuable upon exercise of this Warrant may be sold or otherwise disposed or except as follows:

     1. to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom the Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933, as amended (the "Act") with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section
          H. with respect to any resale or other disposition of such securities; or

     2. to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

I.   REGISTRATION RIGHTS.

     1. The Warrant Shares have not been registered under the Act. Upon exercise, in part or in whole, certificate representing the Warrant Shares shall bear the following legend:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold except pursuant to (i) an effective registration under the Act or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Act is available."

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

     2. The Company agrees to register the Warrant Shares on Form S-8, or if Form S-8 is not available, any appropriate form.

J.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the holder as follows:

     1. The Company is duly organized and, as of the date of the original issuance hereof, existing under the laws of the state of Delaware.

     2. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuing Warrant Shares upon the exercise of this Warrant, such shares as may be issuable upon the exercise hereof.

     3. Warrant Shares, when issued and paid for in accordance with the terms of this Warrant, will be fully paid and not assessable.

     4. This Warrant has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.


[CORPORATE SEAL]                                 -------------------------------
                                                 Michael W. Cox, President

Dated: November 13, 1998

ATTEST:


------------------------------
Herbert H. Sommer, Secretary




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

                                  PURCHASE FORM
                                 TO BE EXECUTED
                            UPON EXERCISE OF WARRANTS


TO:  Q-Med, Inc.
     100 Metro Park South
     Laurence Harbor, NJ 08878

     The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase _____________ Shares of Common Stock, evidenced by the within Warrant Certificate, and herewith makes payment of the purchase price in full,


     Dated: ________________________________

     Name: _________________________________

     Address: ______________________________

     Signature: ____________________________


     UPON EXERCISE OF THIS WARRANT PAYMENT SHOULD BE MADE TO THE ORDER OF Q-MED, INC.


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